Exhibit (4)(a)(ii)


     THIRD SUPPLEMENTAL INDENTURE, dated as of April 28, 1998 among CoreStates Capital Corp, a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania ("CoreStates Capital"), CoreStates Financial Corp, a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania ("CoreStates"), First Union Corporation, a corporation duly organized and validly existing under the laws of the State of North Carolina ("FUNC"), Bank One, NA, a national banking association organized under the laws of the United States of America, as the original trustee (the "Original Trustee"), and Citibank, N.A., a national banking association organized under the laws of the United States of America, as the new trustee (the "New Trustee" and, together with the Original Trustee, the "Trustees").

                                R E C I T A L S

     WHEREAS, CoreStates Capital and CoreStates heretofore executed and delivered to the Trustees an Indenture, dated as of December 1, 1990, as supplemented by the First Supplemental Indenture thereto, dated as of March 1, 1993, and the Second Supplemental Indenture thereto, dated as of August 1, 1994 (as supplemented, the "Indenture"), providing for the issuance from time to time of CoreStates Capital's unsecured and subordinated debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as provided in the Indenture;

     WHEREAS, pursuant to the terms of the Indenture, CoreStates guaranteed the obligations of CoreStates Capital under the Indenture and the Securities;

     WHEREAS, pursuant to an Agreement and Plan of Mergers, dated as of November 18, 1997, between CoreStates and FUNC (the "Parent Plan"), CoreStates is merging (the "Parent Merger") with and into FUNC, the separate existence of CoreStates shall cease and FUNC shall survive and continue to exist as a North Carolina corporation (the "Continuing Corporation");

     WHEREAS, pursuant to an Agreement and Plan of Merger between FUNC and CoreStates Capital (the "Sub Plan"), after the Parent Merger and on or about May 15, 1998, CoreStates Capital is merging (the "Sub Merger") with and into FUNC, the separate existence of CoreStates Capital shall cease and FUNC shall survive and continue to exist as the Continuing Corporation;

     WHEREAS, Section 903 of the Indenture provides, in part, that CoreStates shall not merge into another corporation unless the corporation into which CoreStates is merged shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustees, in form satisfactory to the Trustees, the Guarantee endorsed on the Securities and the performance of every covenant of the Indenture on the part of CoreStates to be performed or observed;

     WHEREAS, Section 901 of the Indenture provides, in part, that CoreStates Capital shall not merge into another corporation unless the corporation into which CoreStates Capital is merged shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustees, in form satisfactory to the Trustees, the due and punctual payment of the principal of (and premium, if any) and interest on and Additional Amounts in respect of all the Securities and the performance of every covenant of the Indenture on the part of CoreStates Capital to be performed or observed;

     WHEREAS, Section 1001 (1) of the Indenture provides that, without the consent of any Holders, CoreStates and CoreStates Capital, when authorized by Board Resolutions, and the Trustees, at any time and from time to time, may enter into a supplemental indenture to evidence the succession of another corporation to CoreStates and CoreStates Capital and the assumption by any such successor of the covenants, agreements and obligations of CoreStates and CoreStates Capital in the Indenture and in the Securities;

     WHEREAS, each of CoreStates and CoreStates Capital has delivered, or caused to be delivered on its behalf, to the Trustees (i) an Officers' Certificate and an Opinion of Counsel, each stating that the Parent Merger and the Sub Merger, as applicable, and this Third Supplemental Indenture comply with Article Nine and the applicable provisions of Article Ten of the Indenture, all conditions precedent provided for in the Indenture relating to the Parent Merger and the Sub Merger, as applicable, and the execution and delivery of this Third Supplemental Indenture have been complied with, and, with respect to the Parent Merger, that the Guarantees remain in full force and effect and (ii) a copy of the Board Resolution authorizing the execution of this Third Supplemental Indenture;

     WHEREAS, immediately after giving effect to the Parent Merger and the Sub Merger and treating any indebtedness which becomes an obligation of the Guarantor and the Company or any Subsidiary as a result of the Parent Merger and the Sub Merger as having been incurred by the Guarantor and the Company or any such Subsidiary at the time of the Parent Merger and the Sub Merger, no default, and no event which, after notice or lapse of time or both, would become a default shall have happened and be continuing; and

     WHEREAS, all things necessary to authorize the assumption by the Continuing Corporation of CoreStates' obligations as Guarantor under the Indenture and CoreStates Capital's obligations under the Indenture and to make this Third Supplemental Indenture when executed by the parties hereto a valid and binding amendment of and supplement to the Indenture have been done and performed.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:

     SECTION 1. Assumption of Obligations. The Continuing Corporation hereby expressly assumes, from and after the Effective Time (as defined in the Parent
Plan) of the Parent Merger, and the effective date (the "Effective Date") of the Sub Merger, as applicable, (i) the Guarantees endorsed on the Securities and the performance of every covenant of the Indenture on the part of CoreStates to be performed or observed and (ii) the due and punctual payment of the principal of (and premium, if any) and interest on and Additional Amounts in respect of all the Securities and the performance of every covenant of the Indenture on the part of CoreStates Capital to be performed or observed.

     SECTION 2. Succession and Substitution. The Continuing Corporation, from and after the Effective Time and the Effective Date, by virtue of the aforesaid assumptions and the delivery of this Third Supplemental Indenture, shall succeed to and be substituted for and may exercise every right and power of the Guarantor and the Company under the Indenture with the same effect as if the Continuing Corporation had been named as the Guarantor and the Company in the Indenture; provided, however, that upon consummation of the Sub Merger and the aforesaid assumption provided in Section l(ii) above, the Guarantee shall no longer be applicable and the Continuing Corporation shall be the sole obligor under the Indenture and the Securities.

     SECTION 3. Representations and Warranties. The Continuing Corporation, as of the date of execution of this Third Supplemental Indenture, represents and warrants that: (i) it is a corporation organized and validly existing under the laws of the State of North Carolina; (ii) it has full corporate power and authority to execute and deliver this

Third Supplemental Indenture and to perform its obligations under this Third Supplemental Indenture in accordance with its terms; and that (iii) the execution, delivery and performance of this Third Supplemental Indenture will not violate, conflict with or constitute a breach of, or a default under its articles of incorporation or by-laws, or any other material agreement or instrument to which it is a party or which is binding on it or its assets, and will not result in the creation of any lien on, or security interest in, any of its assets.

     SECTION 4. Covenants. All covenants and agreements in this Third Supplemental Indenture by the Continuing Corporation shall bind its respective successors and assigns, whether so expressed or not.

     SECTION 5. Requests and Notices. Pursuant to Section 105 of the Indenture, from and after the Effective Time and the Effective Date, any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with the Company shall be addressed to the Continuing Corporation at One First Union Center, Charlotte, North Carolina 28288-0013,
Attention: General Counsel or at any other address previously furnished to the Trustee by the Continuing Corporation.

     SECTION 6. Separability. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 7. No Third Party Benefit. Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture, as amended by this Third Supplemental Indenture.

     SECTION 8. Continuance of Indenture; Effectiveness. This Third Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof. The Indenture, as supplemented by this Third Supplemental Indenture, shall continue in full force and effect. This Third Supplemental Indenture shall become effective at the Effective Time, with respect to matters relating to the Parent Merger, and the Effective Date, with respect to matters relating to the Sub Merger.

     SECTION 9. Governing Law. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 10. Defined Terms. All capitalized terms used in this Third Supplemental Indenture shall have the same meanings assigned to them in the Indenture.

     SECTION 11. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                 CORESTATES FINANCIAL CORP


Jacqueline Ballantine                   By: /s/ Joseph M. Vayda
--------------------------                 --------------------------
Assistant Secretary                        Name: Joseph M. Vayda
                                           Title: Executive Vice President
                                                  & Treasurer

Attest:                                 CORESTATES CAPITAL CORP


Barbara Rothenburg                      By: /s/ Joseph M. Vayda
--------------------------                 --------------------------
Assistant Secretary                        Name: Joseph M. Vayda
                                           Title: Vice President & Treasurer

Attest:                                 FIRST UNION CORPORATION


/s/ Carol R. Miller                     By: /s/ Robert L. Andersen
--------------------------                 --------------------------
Assistant Secretary                        Name: Robert L. Andersen
                                           Title: Senior Vice President


Attest:                                 BANK ONE, NA,
                                        AS Trustee


/s/ Jeffrey Shig                        By: /s/ Victoria Pavlick
--------------------------                 --------------------------
                                           Name: Victoria Pavlick
                                           Title: Authorized Signer


Attest:                                 CITIBANK, NA,
                                        AS Trustee


                                       By: /s/ Carol Ng
--------------------------                 --------------------------
Senior Trust Officer                       Name: Carol Ng
                                           Title: Vice President